UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

(Address of principal executive offices, including zip code)

(949) 242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

On December 12, 2016, Alliance HealthCare Services, Inc. (the “Company”) issued a press release announcing its receipt of a letter (the “Expression of Interest”) describing a non-binding proposal from Tahoe Investment Group Co., Ltd. (“Tahoe”), formerly known as Fujian Thai Hot Investment Co., Ltd, to acquire all of the outstanding shares of common stock of the Company that are not currently owned by THAIHOT Investment Company Limited (“THAIHOT”), an indirect wholly owned subsidiary of Tahoe, at a cash purchase price of $9.60 per share. The Board of Directors of the Company has authorized a Special Committee, comprised solely of directors not affiliated with Tahoe, to evaluate the proposal. The Special Committee has engaged independent legal counsel and intends to engage an independent financial advisor to assist in its evaluation of such proposal. In addition, the Special Committee has agreed to waive a provision in the Governance, Voting and Standstill Agreement, dated as of March 29, 2016, by and among the Company, Tahoe and THAIHOT that prohibits THAIHOT and its affiliates from proposing to acquire additional shares of the Company’s common stock. The waiver is for the limited purpose of submitting the Expression of Interest to the Special Committee. The Expression of Interest and the press release announcing the Company’s receipt thereof are attached hereto as Exhibit 99.1 and 99.2, respectively.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Form 8-K:

99.1	Letter, dated December 8, 2016, from Tahoe Investment Group Co., Ltd. to the Board of Directors of Alliance HealthCare Services, Inc.

99.2	Press release, dated December 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 12, 2016		/s/ Rhonda Longmore-Grund
		Name:	Rhonda Longmore-Grund
		Title:	Executive Vice President, Chief Financial Officer